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                                                                   EXHIBIT 99.1


                                 FORM OF PROXY

                         SEARCH FINANCIAL SERVICES INC.
                       600 NORTH PEARL STREET, SUITE 2500
                              DALLAS, TEXAS  75201

          SPECIAL MEETING OF STOCKHOLDERS - ________________ ___, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints George C. Evans and James F. Leary, or either of them, as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock, 12% Senior Convertible Preferred Stock and 9%/7% Convertible Preferred Stock of Search Financial Services Inc. ("Search") held
of record by the undersigned on                , 1997, at the Special Meeting
of Stockholders of Search to be held on                        , 1998, or any
adjournment or postponement thereof.

         This Proxy when properly executed and returned in a timely manner will be voted at the Special Meeting and any adjournment or postponement thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR Proposals 1, 2 and 3 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Special Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

                                 [Reverse Side]

  Please mark
[X] votes as in
  this example.

The Board of Directors unanimously recommends that you vote FOR Proposals 1, 2 and 3:

1. Proposal to approve an amendment to the Restated Certificate of Incorporation that reclassifies the 9%/7% Convertible Preferred Stock as Common Stock.

         FOR                      AGAINST                    ABSTAIN
         [ ]                        [ ]                        [ ]

2. Proposal to approve an amendment to the Restated Certificate of Incorporation that reclassifies the 12% Senior Convertible Preferred Stock as Common Stock.

         FOR                      AGAINST                    ABSTAIN
         [ ]                        [ ]                        [ ]

3.       Proposal to issue shares of Common Stock pursuant to the Exchange
         Offer.

         FOR                      AGAINST                    ABSTAIN
         [ ]                        [ ]                        [ ]

4. In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

                                        [ ]     MARK HERE FOR ADDRESS CHANGE
                                                AND NOTE AT LEFT

This proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Signature:                                   Date:
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Signature:                                   Date:
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